This document is a copy of the consent filed on paper on April 15, 1994.


                              Consent of Independent Auditors


      We consent to the incorporation by reference in the Registration Statement (Form S-3) and in the related prospectus of Stratus Computer, Inc. for the registration of 410,607 shares of its common stock of our reports dated
January 24, 1994, with respect to the consolidated financial statements of Stratus Computer, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG



Boston, Massachusetts
April 11, 1994